Exhibit 4.8

SECOND AMENDMENT TO

REIT STATUS PROTECTION RIGHTS AGREEMENT

This SECOND AMENDMENT TO REIT STATUS PROTECTION RIGHTS AGREEMENT (the “Amendment”) dated as of January 20, 2015, is by and between Iron Mountain Incorporated, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, as Rights Agent (the “Rights Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the REIT Status Protection Rights Agreement, dated as of December 9, 2013 (the “Agreement”).

WHEREAS, the Company and the Rights Agent are parties to the Agreement;

WHEREAS, subject to certain limited exceptions, Section 26 of the Agreement provides that the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement in any respect without the approval of the holders of the Rights;

WHEREAS, this Amendment is permitted by and is made in compliance with the terms of Section 26 of the Agreement; and

WHEREAS, pursuant to Section 26 of the Agreement, the Company hereby directs that the Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Clause (i) of Section 7.1 of the Agreement is hereby replaced in its entirety to read as follows:

“(i) 11:59 p.m., Eastern Time, on January 20, 2015 (the “Final Expiration Date”),”

2.             The first sentence of the capitalized introductory language in the Form of Right Certificate, attached to the Agreement as Exhibit B, is hereby replaced in its entirety to read as follows:

“NOT EXERCISABLE AFTER 11:59 P.M., EASTERN TIME, ON JANUARY 20, 2015 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN, OR IF THE EXPIRATION DATE HAS OCCURRED (AS DEFINED IN SECTION 7.1 OF THE AGREEMENT).”

3.             The second sentence of the fifth paragraph in the Summary of Rights to Purchase Preferred Shares, attached to the Agreement as Exhibit C, is hereby replaced in its entirety to read as follows:

“The Rights will expire at 11:59 p.m., Eastern Time, on January 20, 2015, unless they earlier expire in accordance with Section 7.1 of the Agreement, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.”

4.             This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.             The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendments and supplements to the Agreement set forth in this Amendment are in compliance with the terms of Section 26 of the Agreement, and the certification contained in this paragraph 5 shall constitute the certification required by Section 26 of the Agreement.

6.             This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts made and to be performed entirely within such State.

7.             This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Left Blank Intentionally; Signature Page Follows Immediately.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to REIT Status Protection Rights Agreement to be executed by their duly authorized officers as of the day and year first above written.

IRON MOUNTAIN INCORPORATED	COMPUTERSHARE, INC.

/s/ Ernest W. Cloutier	/s/ Dennis V. Moccia
Name: Ernest W. Coutier	Name: Dennis V. Moccia
Title: EVP, U.S. Federal, Security &	Title: Manager, Contract Administration
Legal

[Signature Page to Second Amendment to REIT Status Protection Rights Agreement]